AMENDMENT NO. 2

TO

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment effective as of September 30, 2020, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to change the following Funds’ name:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Capital Appreciation Fund	Invesco Capital Appreciation Fund
Invesco Oppenheimer Discovery Fund	Invesco Discovery Fund
Invesco Oppenheimer Master Loan Fund	Invesco Master Loan Fund
Invesco Oppenheimer Senior Floating Rate Fund	Invesco Senior Floating Rate Fund
Invesco Oppenheimer Senior Floating Rate Plus Fund	Invesco Senior Floating Rate Plus Fund
Invesco Oppenheimer Short Term Municipal Fund	Invesco Short Term Municipal Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco American Franchise Fund

Invesco Capital Appreciation Fund

Invesco Core Plus Bond Fund

Invesco Discovery Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco Equity and Income Fund

Invesco Floating Rate ESG Fund

Invesco Global Real Estate Income Fund

Invesco Growth and Income Fund

Invesco Low Volatility Equity Yield Fund

Invesco Master Loan Fund

Invesco Senior Floating Rate Fund

Invesco Senior Floating Rate Plus Fund

Invesco Short Term Municipal Fund

Invesco S&P 500 Index Fund

Invesco Short Duration High Yield Municipal Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani
Name: Harsh Damani
Title: CFO Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Alexander Taft /s/ Doris Pittlinger
Name: Alexander Taft Doris Pittlinger
Title: Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Colin Fitzgerald
Name: Colin Fitzgerald
Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo
Name: Takashi Matsuo
Title: CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei / Pang Sin Chu
Name: Lee Siu Mei / Pang Sin Chu
Title: Head of Finance, GC / Director, GDS, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name: Stephen Swanson
Title: Secretary & General Counsel